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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of American General Hospitality Corporation on Form S-3 (File Nos. 333-33007 and 333-36127) and on Form S-8 (File Nos. 333-08845, 333-08841 and 333-45329) as
amended of our report dated January 26, 1998, except for Note 11, as to which the date is March 16, 1998, on our audits of the consolidated financial statements and financial statement schedules of American General Hospitality Corporation as of December 31, 1997 and 1996, and for the year ended December 31, 1997 and the period from July 31, 1996 (inception of operations) through December 31, 1996, and our report dated January 30, 1998, except for Note 6, as to which the date is March 16, 1998, on our audits of the consolidated financial statements of AGH Leasing, L.P. as of December 31, 1997 and 1996, and for the year ended December 31, 1997 and the period from July 31, 1996 (inception of operations) through December 31, 1996, which reports are included in this Annual Report on Form 10-K/A.


                                       /s/ COOPERS & LYBRAND L.L.P.


Dallas, Texas

June 22, 1998